Exhibit 99.d.1.a

EXHIBIT A*

INVESTMENT ADVISORY AGREEMENT

BETWEEN

ABERDEEN ASSET MANAGEMENT INC. AND ABERDEEN FUNDS

Fund	Assets	Investment Advisory Fee
Aberdeen Tax-Free Income Fund	$0 up to $250 million $250 million up to $1 billion $1 billion and more	0.425% 0.375% 0.355%
Aberdeen Small Cap Fund	up to $100 million $100 million or more	0.95% 0.80%
Aberdeen Natural Resources Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.70% 0.65% 0.60%
Aberdeen Technology and Communications Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.88% 0.83% 0.78%
Aberdeen Health Sciences Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.90% 0.85% 0.80%
Aberdeen U.S. Equity Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.90% 0.80% 0.75%
Aberdeen Equity Long-Short Fund	$0 up to $250 million $250 million and more	1.50% 1.25%
Aberdeen China Opportunities Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	1.25% 1.20% 1.15%
Aberdeen Optimal Allocations Funds: Growth Fund Moderate Growth Fund Moderate Fund Specialty Fund Defensive Fund	All Assets	0.15%
Aberdeen Developing Markets Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	1.05% 1.00% 0.95%
Aberdeen International Equity Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.90% 0.85% 0.80%

Fund	Assets	Investment Advisory Fee
Aberdeen Select Worldwide Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.90% 0.85% 0.80%
Aberdeen Global Financial Services Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.90% 0.85% 0.80%
Aberdeen Global Utilities Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.70% 0.65% 0.60%
Aberdeen Core Income Fund	$0 up to $2 billion $2 billion up to $5 billion $5 billion or more	0.30% 0.275% 0.25%
Aberdeen Core Plus Income Fund	$0 up to $500 million $500 million up to $1 billion $1 billion up to $5 billion $5 billion and more	0.325% 0.305% 0.285% 0.255%
Aberdeen Asia Bond Institutional Fund	All Assets	0.50%
Aberdeen Global Fixed Income Fund**	$0 up to $500 million $500 million up to $1 billion $1 billion and more	0.60% 0.55% 0.50%
Aberdeen Global Small Cap Fund**	$0 up to $100 million $100 million and more	1.25% 1.00%
Aberdeen International Equity Institutional Fund	All Assets	0.80%
Aberdeen Emerging Markets Institutional Fund	All Assets	0.90%
Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund	All Assets	1.00%
Aberdeen Global High Yield Bond Fund	$0 up to $500 million $500 million and more	0.65% 0.60%
Aberdeen Emerging Markets Debt Local Currency Fund	$0 up to $500 million $500 million and more	0.80% 0.75%
Aberdeen Ultra-Short Duration Bond Fund	All Assets	0.20%

*                 As most recently approved at the June 2010 Board Meeting.

**          Rates effective as of July 1, 2010.